Exhibition 10.3
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REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made effective as of November 1, 2005 (the “Effective Date”) by and between A.S.V., Inc., a Minnesota corporation (“ASV”), and Caterpillar Inc., a Delaware corporation (“Caterpillar”). ASV and Caterpillar are sometime referred to herein collectively as the “parties” and individually as a “party.”
Recitals
A.	Since 1998, ASV has issued to Caterpillar the Shares (as defined below).

B.	Simultaneous to executing this Agreement, the parties are executing a Purchase Agreement under which ASV will supply undercarriages to Caterpillar (the “Purchase Agreement”).
In consideration of the Purchase Agreement, the promises contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
SECTION 1. GENERAL
1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:
(a)	“Affiliate” shall mean any person or entity controlling, controlled by or under common control with another entity or person. For the purposes of this definition, “control” shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

(b)	“Board” means the board of directors of ASV.

(c)	“Common Stock” means ASV’s common stock, $.01 par value per share.

(d)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)	“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by ASV with the SEC.

(f)	“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

(g)	“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)	“Registrable Securities” means (1) the Shares and (2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is

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issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, however, that Registrable Securities shall not include any shares which have been distributed or sold to the public pursuant to an offering registered under an effective registration statement under the Securities Act or which Caterpillar has sold pursuant to SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act.

(i)	“Registration Expenses” means all expenses incurred by ASV in complying with Sections 2.1, 2.3 and 2.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for ASV, underwriters (excluding discounts and commissions), other reasonable fees and disbursements, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of ASV which shall be paid in any event by ASV), and, with respect to a registration pursuant to Section 2.2, the increase in the SEC filing fees based upon the number of Registrable Securities being registered.

(j)	“Registration Request” means a written request by Caterpillar that ASV register the Registrable Securities under the Securities Act pursuant to the applicable registration statement under Section 2, which request in no event may be made prior to the earlier of (i) April 1, 2008 and (ii) the date of expiration or termination of the Purchase Agreement.

(k)	“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(l)	“Securities Act” means the Securities Act of 1933, as amended.

(m)	“Shares” means 6,080,138 shares of Common Stock held by Caterpillar and/or its permitted assigns as of the Effective Date.

(n)	“Special Registration Statement” means a registration statement relating to (i) any employee benefit plan or (ii) with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

(o)	“Subsidiary” means any corporation more than 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by ASV or by one or more Subsidiaries or by ASV and one or more Subsidiaries.
SECTION 2. REGISTRATION
2.1 Demand Registration.
(a)	ASV shall register the Shares requested in Caterpillar’s Registration Request pursuant to a registration statement filed under the Securities Act within 45 days following the date of such Registration Request.

(b)	Notwithstanding the foregoing, ASV shall not be obligated to take any action to effect or complete (i) more than three registration statements pursuant to this Section 2.1, (ii) any registration statement pursuant to this Section 2.1 if the resale of the Shares to be covered by the required registration statement could be registered on Form S-3 or (iii) if ASV shall furnish to Caterpillar a certificate signed by the Chief Executive Officer of ASV stating that in the good faith judgment of the Board it would be materially detrimental to

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ASV or its shareholders for a registration statement to be filed in the near future, in which case ASV’s obligation to register Shares under this Section 2.1 shall be deferred for a period not to exceed 60 days from the date of receipt of the Registration Request from Caterpillar, provided that ASV may not exercise this deferral right more than once per 12-month period.
2.2 Piggyback Registrations.
(a)	Except in the case of Special Registration Statements, ASV shall notify Caterpillar in writing at least 30 days prior to the filing of any registration statement for purposes of a public offering of ASV equity securities on or after the date on which Caterpillar is permitted to deliver a Registration Request under this Agreement (each a “Company Registration Statement”). ASV will allow Caterpillar to include in such registration statement all or part, in Caterpillar’s sole discretion, of its Registrable Securities. Caterpillar must notify ASV within 15 business days after the above-described notice from ASV of its desire to register all or any portion of its Registrable Securities under a Company Registration Statement by delivering a Registration Request to ASV. Caterpillar’s right to include any Registrable Securities in any subsequent Company Registration Statement will continue until Caterpillar no longer holds Shares.

(b)	If the registration of which ASV gives notice is for a registered public offering involving an underwriting, ASV shall so advise Caterpillar as part of the written notice given pursuant to Section 2.2(a) above. In such event, the right of Caterpillar to registration pursuant to this Section 2.2 shall be conditioned upon Caterpillar’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

(c)	Caterpillar shall (together with ASV and all the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by ASV. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount no less than 30% of all shares to be included in such offering. If Caterpillar disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to ASV.

(d)	ASV shall have the right to terminate or withdraw any Company Registration Statement prior to the effectiveness of such registration whether or not Caterpillar has elected to include securities in such registration.
2.3 Form S-3 Registration.
(a)	Subject to the conditions of Sections 2.3(a) and (b), Caterpillar may request, under a Registration Request, that ASV effect a registration on Form S-3 (or any successor to Form S-3) and all such qualifications and compliances as may be requested or required in connection therewith (a “Form S-3 Registration”). Subject to Section 2.3(b), within 30 days following such request, ASV shall effect a Form S-3 Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Caterpillar’s Registrable Securities as are specified in such request.

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(b)	ASV shall have the right to delay a Form S-3 Registration if ASV shall furnish to Caterpillar a certificate signed by the Chief Executive Officer of ASV stating that in the good faith judgment of the Board it would be materially detrimental to ASV or its shareholders for a registration statement to be filed in the near future, in which case ASV’s obligation to register Shares under this Section 2.3(b) shall be deferred for a period not to exceed 30 days from the date of receipt of the Registration Request from Caterpillar, provided that ASV may not exercise this deferral right more than once per 12-month period Further, notwithstanding Section 2.3(a), ASV shall not be obligated to effect a Form S-3 Registration:
(1)	if Form S-3 is not available for such offering requested by Caterpillar; or

(2)	if ASV has, within the 12-month period preceding the date of such request, already effected two (2) Form S-3 Registrations for Caterpillar pursuant to this Section 2.3.
(c)	Form S-3 Registrations shall not be counted as requests for registration under Sections 2.1 or 2.2.
2.4 Expenses of Registration. Except as specifically provided herein, all pre-approved Registration Expenses reasonably incurred, and evidenced by copies of true and complete receipts delivered to Caterpillar by ASV in connection with the preparation of a registration statement initiated by Caterpillar under Sections 2.1 or 2.3 herein, shall be borne by Caterpillar unless additional holders of common stock, including, but not limited to, ASV, include their shares of common stock in such registration, in which case, registration expenses shall be borne by all such parties in proportion to the number of shares each stockholder registers. ASV shall be liable for all other registration expenses and costs for qualifications and compliance. In addition, for a registration statement initiated by ASV pursuant to Section 2.2, Caterpillar shall pay the increase in SEC filing fees for such registration which fees resulted from ASV registering the Registrable Securities under Section 2.2. ASV shall also be liable for all expenses and costs incurred in connection with any withdrawn registration statement, whether or not such registration statement was initiated under Section 2.1, 2.2 or 2.3 or otherwise, unless the withdrawal was requested by Caterpillar pursuant to a notice under Section 7.4. If ASV, or its agent, withdraws any registration statement in which Caterpillar’s Registrable Securities are included, unless such withdrawal was requested by Caterpillar pursuant to a notice under Section 7.4, then ASV shall reimburse Caterpillar for any and all costs incurred by Caterpillar in connection with such registration statement.
2.5 Obligations of ASV. Whenever required to effect the registration of any Registrable Securities, ASV shall:
(a)	Within 45 days following the date of a Registration Request, ASV shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as possible, but in no event later than 150 days after the date of the Registration Request (“Registration Deadline”) and shall remain effective for at least 180 days or until the distribution described in the registration statement has been completed; provided, that in the case of any registration of Registrable Securities which are intended to be offered on a delayed or continuous basis, such 180 day period shall be extended until all such Registrable Securities are sold or become salable pursuant to Rule 144(k) under the Securities Act; provided further, that at least five (5) business days before filing a registration statement or prospectus or any amendments or supplements thereto, ASV will furnish Caterpillar’s counsel copies of all such documents proposed to

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be filed, which documents will be subject to the review of such counsel. ASV shall respond promptly to any and all comments made by the staff of the SEC on the registration statement, and shall submit to the SEC, within two (2) business days after ASV learns that no review of the registration statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the registration statement, as the case may be, a request for acceleration of the effectiveness of the registration statement to a time and date not later than 48 hours after the submission of such request.

(b)	Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(a) above.

(c)	Furnish to Caterpillar as soon as practicable such number of copies of a prospectus, including a preliminary prospectus and any amendments and supplements to such prospectus, in conformity with the requirements of the Securities Act, and such other documents as Caterpillar may reasonably request in order to facilitate the disposition or sale of Caterpillar’s Registrable Securities.

(d)	Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Caterpillar; provided that ASV shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

(e)	Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(f)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and, to the extent reasonably requested by the managing underwriters of any underwritten offering, instruct appropriate officers of ASV to attend “road shows” scheduled in connection with any such registration.

(g)	Notify Caterpillar at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. ASV will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)	Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion, dated as of such date, of the counsel representing ASV for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering,

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addressed to the underwriters, if any, and (2) a letter dated as of such date, from the independent certified public accountants of ASV, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(i)	Cause all securities covered by such registration statement to be listed on each securities exchange on which securities of the same class are then listed.

(j)	Provide a transfer agent and registrar (which may be the same entity) for its Common Stock no later than the effective date of such registration statement.

(k)	Make available for inspection by Caterpillar, any underwriter participating in a disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Caterpillar or underwriter, all financial and other records, pertinent corporate documents and properties of ASV, and cause ASV’s officers, directors and employees to supply all information reasonably requested by Caterpillar, underwriter, attorney, accountant or agent in connection with such registration statement.

(l)	Take such other actions as shall be reasonably requested by Caterpillar consistent with the terms herein.
Caterpillar agrees that, upon receipt of any notice from ASV of the occurrence of any event of the kind described in paragraph (g) of this Section 2.5, Caterpillar will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Caterpillar’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 2.5 and, if so directed by ASV, will deliver to ASV (at ASV’s expense) all copies, other than permanent file copies, then in Caterpillar’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event ASV shall give any such notice, the period mentioned in paragraph (g) of this Section 2.5 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 2.5.
2.6 Indemnification. In the event any Registrable Securities are included in a registration statement, including all amendments thereto, under Sections 2.1, 2.2 or 2.3:
(a)	To the extent permitted by law, ASV will indemnify and hold harmless Caterpillar and its officers, directors, shareholders, employees and agents and any underwriter (as defined in the Securities Act) for Caterpillar and each person, if any, who controls Caterpillar or such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Caterpillar Indemnified Parties” and each an “Caterpillar Indemnified Party”), against any losses, claims, damages, or liabilities (joint or several) and expenses (including, without limitation, attorneys’ fees and disbursements) (collectively, “Damages”) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon: (1) any act or omission to act by ASV or its employees or agents; (2) a breach of this Agreement by ASV or its employees; or (3) any of the following statements, omissions or violations (collectively, a “Violation”) by ASV: (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus

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contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (C) any violation or alleged violation by ASV of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. ASV will pay as incurred to each Caterpillar Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any action for Damages; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of ASV, which consent shall not be unreasonably withheld or delayed, nor shall ASV be liable to Caterpillar in any such case for any Damages to the extent that such damages arise out of or is based upon a Violation which occurs in sole reliance upon and in full conformity with written information furnished expressly for use in connection with such registration by the Caterpillar.

(b)	To the extent permitted by law, Caterpillar will, if Registrable Securities held by Caterpillar are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless ASV, each of its directors, its officers and any underwriter (the “Company Indemnified Parties”) under such registration statement, against any Damages to which ASV or any such director, officer or underwriter become subject under the Securities Act, the Exchange Act or other federal or state law, to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by Caterpillar expressly for use in connection with the registration pursuant to Section 2.6(a) provided, however, that Caterpillar shall not be liable in any such case to the extent that Caterpillar has furnished to ASV in writing within a reasonable period of time prior to the filing of any registration statement, information expressly for use in such registration statement which corrected or made not misleading information previously furnished to ASV and ASV failed to include such information therein; and Caterpillar will pay as incurred any legal or other expenses reasonably incurred by ASV Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any Damages if such settlement is effected without the consent of Caterpillar, which consent shall not be unreasonably withheld or delayed; provided, further, that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by Caterpillar.

(c)	Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnify party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own

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counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)	If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Caterpillar hereunder exceed the net proceeds from the offering received by Caterpillar.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)	The obligations of ASV and Caterpillar under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.
2.7 Limitation on Subsequent Registration Rights. After the date of this Agreement, without the consent of Caterpillar, ASV may grant to any holder of securities of ASV registration rights inferior to those granted hereunder. ASV shall not enter into any agreement granting any holder or prospective holder of any securities of ASV registration rights superior to or on a pari passu basis with the rights granted to Caterpillar hereunder without the written consent of Caterpillar.
2.8 Rule 144. With a view to making available to Caterpillar the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, ASV agrees to use its commercially reasonable best efforts to:
(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the Effective Date;

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(b)	File with the SEC, in a timely manner, all reports and other documents required of ASV under the Exchange Act; and

(c)	So long as Caterpillar owns any Registrable Securities, furnish to Caterpillar forthwith upon request: a written statement by ASV as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; and such other reports and documents as Caterpillar may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
2.9 Termination of Registration Rights. The rights granted pursuant to Sections 2.1, 2.2 and 2.3 above shall terminate upon the date Caterpillar is able to sell publicly without registration all Registrable Securities then held by Caterpillar, if any, within a 90-day period pursuant to Rule 144 under the Securities Act or a similar exemption.
SECTION 3. COVENANT OF ASV
3.1 Board Representation. Caterpillar shall be entitled to designate a number of director nominees (the “Caterpillar Nominees”) such that the ratio of the number of director nominees designated by Caterpillar to the number of directors on the Board is substantially equal to Caterpillar’s percentage ownership of the outstanding Common Stock of ASV, on a fully diluted basis (the “Caterpillar Board Seats”). For example, as of the date hereof, Caterpillar owns approximately 23% of the outstanding shares of Common Stock and therefore Caterpillar is entitled to designate the nominees for two of the nine director positions on the Board. If Caterpillar’s ownership of the outstanding Common Stock of ASV increases such that Caterpillar would be entitled pursuant to this Section 3.1 to designate additional director nominees, ASV shall take such steps as promptly as possible as are necessary to cause such additional director nominees designated by Caterpillar to be elected to the Board including, without limitation, increasing the size of the Board or amending its articles of incorporation or bylaws.
SECTION 4. COVENANT OF CATERPILLAR
4.1 Standstill Obligations. Caterpillar covenants, so long as ASV is not in breach of the Purchase Agreement and such agreement remains in effect, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of, or enter into any hedging transaction relating to, any Shares until January 1, 2009, other than sales or other transfers to one or more Affiliates; provided, however, that such Affiliates shall thereafter continue to be bound by the restrictions set forth in this Section 4.1. The obligations set forth in this Section 4.1 shall continue in full force and effect notwithstanding the effectiveness of a registration statement filed by ASV pursuant to a Registration Request delivered by Caterpillar in accordance with this Agreement prior to January 1, 2009.
SECTION 5. REMEDIES
Remedy upon Registration Default. Without limitation of any other equitable remedy available to Caterpillar under applicable law or otherwise, (i) if a registration statement filed by ASV pursuant to Section 2.1, 2.2 or 2.3 is not declared effective by the SEC on or before the Registration Deadline, (ii) ASV fails to perform any of its obligations hereunder and as a result of such failure Caterpillar has not been able to sell its Registrable Securities following the Registration Deadline, or (iii) ASV acts or fails to act in any manner which delays Caterpillar’s sale or distribution of its Registrable Securities following the Registration Deadline, which delay is not expressly permitted by this Agreement (each a “Registration Default”), then ASV shall pay to Caterpillar liquidated damages in an amount equal to 1% of the average closing sale price of ASV Common Stock at the end of regular trading on the Nasdaq Stock Market for

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the trading days occurring during the 150-day period following the date of Caterpillar’s Registration Request, multiplied by the number of Shares subject to such registration statement, for each 30-day period in which a Registration Default exists (prorated for any period of less than thirty days). If, following a Registration Request, ASV Common Stock is delisted from the Nasdaq Stock Market, then ASV shall pay to Caterpillar liquidated damages in an amount equal to 1% of the average closing sale price of ASV Common Stock at the end of regular trading on the Nasdaq Stock Market for the trading days occurring during the period beginning on the date following Caterpillar’s Registration Request and ending on the last trading day prior to such delisting, multiplied by the number of Shares subject to such registration statement, for each 30-day period in which ASV Common Stock continues to be delisted. Each such payment of liquidated damages shall be made within five (5) business days following the last day of the calendar month in which a Registration Default or a delisting of ASV Common Stock, as the case may be, occurs.
SECTION 6. REPRESENTATIONS
6.1 ASV represents and warrant to Caterpillar as follows:
(a)	The execution, delivery and performance of this Agreement by ASV have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of ASV or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of ASV.

(b)	This Agreement has been duly executed and delivered by ASV and constitutes the legal, valid and binding obligation of ASV, enforceable in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally and (2) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).
SECTION 7. MISCELLANEOUS
7.1 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed and construed in accordance with the laws of the State of Minnesota without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Minnesota.
7.2 Successors and Assigns. ASV may not assign this Agreement without the express prior written consent of Caterpillar. The rights granted to Caterpillar hereunder may be assigned by Caterpillar to an Affiliate of Caterpillar; provided, however, that (a) Caterpillar shall, within a reasonable time after such transfer, furnish to ASV written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of shares which have been transferred from time to time, directly or indirectly, by Caterpillar.

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7.3 Delays or Omissions. Subject to applicable statutes of limitations, it is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Caterpillar, upon any breach, default or noncompliance of ASV under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Caterpillar’s part of any breach, default or noncompliance under the Agreement or any waiver on such Caterpillar’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Caterpillars, shall be cumulative and not alternative.
7.4 Notices. When written notice is required by this Agreement, it shall be sent by certified mail, by courier, or by such method as will permit the sender to verify delivery, to the addresses set forth below:

For Caterpillar:	For ASV:

Caterpillar Inc.	A.S.V., Inc.
5000 Womack Road	840 Lily Lane
Sanford, North Carolina 27330	Grand Rapids, Minnesota 55744-4089
Attn: SSL/MTL Product Manager	Attn: Chief Financial Officer
Fax: (919) 777-2032	Fax: (218) 327-9123

With a copy to:	With a copy to:

Caterpillar Inc.	Dorsey & Whitney LLP
100 N.E. Adams Street	50 South Sixth Street, Suite 1500
Peoria, Illinois 61629	Minneapolis, Minnesota 55402
Attn: General Counsel	Attn: Philip E. Bauer, Esq.
Fax: (309) 675-6620	Fax: (612) 340-2868
Written notice may also be sent by facsimile to the numbers listed above, but such notice shall be effective upon the sender receiving electronic confirmation that the notice was faxed successfully. Notice shall be deemed received when actually delivered to the recipient as demonstrated by shipping records of a nationally recognized courier, the electronic confirmation or when delivered in person. The addresses and transmittal numbers set forth above can be changed only by written notice that complies with the requirements of this Section.
7.5 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
7.6 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written, between them with respect to such matters.
7.7 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party and the closing of the transactions contemplated hereby. All

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statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of ASV pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by ASV hereunder solely as of the date of such certificate or instrument. In addition, Sections 2.5, 2.6, 2.10, 3, 4 and 5 shall survive the termination or expiration of this Agreement.
7.8 Further Assurances. ASV agrees to execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, which actions may include, but not be limited to, amending ASV’s Second Restated Articles of Incorporation or Restated Bylaws.
7.9 Amendment and Waiver. The provisions of this Agreement may be waived, altered, amended, or repealed in whole or in part only upon the written agreement of ASV and Caterpillar. The waiver by either party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, to this Agreement.
7.10 Change in Ownership and Control. A change in the ownership in ASV shall not affect the rights of Caterpillar or obligations of ASV or its successors and/or assigns. ASV shall not sell, transfer, convey or otherwise dispose of all or substantially all of its assets unless the buyer(s) agrees to be bound by all of the terms set forth herein. ASV shall not merge or consolidate ASV into or with another Person, or enter into a similar business combination of ASV and another Person, other than with a wholly-owned subsidiary of ASV, or enter into any agreement to take such action, without the prior consent of Caterpillar.
7.11 Severability; Injunctive Relief. Invalidation of any of the provisions contained herein, or the application of such invalidation thereof to any person, by legislation, judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other person, and the same shall remain in full force and effect, unless enforcement as so modified would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes hereof. The parties acknowledge that monetary damages may not be adequate to protect Caterpillar from ASV’s breach of Section 2 or Section 3 of this Agreement and accordingly acknowledge that Caterpillar shall be entitled to seek, in addition to any other remedies it may have, specific performance, temporary and permanent injunctive relief or such other equitable remedies as may be available from any court of competent jurisdiction without the necessity of proving actual damage.
7.12 Public Disclosures. Neither ASV nor Caterpillar shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this Agreement, except as required by law, without the prior written approval of the other party. If disclosure is required by law, the disclosing party shall use commercially reasonable efforts to provide the other party with a copy of such disclosure for review and comment prior to its publication.
7.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
7.14 Section Headings. Section headings contained herein are for ease of reference only and shall not be given substantive effect.

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7.15 Counterparts; Signatures. This Agreement may be signed in one or more counterparts, each to be effective as an original.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed by their duly authorized representatives as of the Effective Date.

Caterpillar	Inc.	A.S.V.,	Inc.

By:	/s/ Edward J. Rapp	By:	/s/ Gary D. Lemke

Name:	Edward J. Rapp	Name:	Gary D. Lemke
Title:	Vice President -	Title:	Chief Executive Officer
Building Construction Products Division
[Signature Page to Registration Rights Agreement]